Exhibit 99.1

DANAHER ANNOUNCES RECORD THIRD QUARTER RESULTS

WASHINGTON, D.C., October 16, 2008 — Danaher Corporation (NYSE:DHR) announced today that net earnings from continuing operations for the quarter ended September 26, 2008 were $372 million, or $1.11 per diluted share, an 11% increase as compared to the Company’s 2007 third quarter net earnings from continuing operations of $335 million, or $1.03 per diluted share. Included in the 2008 third quarter earnings results were certain non-cash charges related to the acquisition of Tektronix for fair value adjustments to recorded inventory and deferred revenue which reduced net earnings by approximately $10 million or $0.03 per diluted share in the period. Included in the third quarter 2007 net earnings per share is approximately $0.02 per share related to discrete tax items and other tax-related benefits. Absent the Tektronix related charges and the discrete tax benefits in the prior year period, adjusted net earnings from continuing operations for the third quarter of 2008 were $382 million or $1.14 per diluted share, a 16.5% increase over last year’s third quarter adjusted net earnings from continuing operations of $328 million, or $1.01 per diluted share. The Company’s effective tax rate for the third quarter of 2008 was 24.5% as compared to 23.6% in the same prior year period.

Sales from continuing operations for the 2008 third quarter were $3.21 billion, 17.5% higher than the $2.73 billion reported for the 2007 third quarter.

Net earnings from continuing operations for the first nine months of 2008 were $1.01 billion, or $3.03 per diluted share, compared with net earnings from continuing operations of $894 million, or $2.75 per diluted share for the first nine months of 2007.

Sales from continuing operations for the first nine months of 2008 were $9.51 billion compared to $7.88 billion for the first nine months of 2007, an increase of 20.5%.

H. Lawrence Culp, Jr., President and Chief Executive Officer, stated, “We delivered a strong performance in the third quarter including 4% revenue growth from existing businesses, $400 million of free cash flow and 13% adjusted EPS growth despite the negative impact of a strengthening US dollar and, hopefully, a high water mark for commodity prices. Clearly, the events of the last several weeks have created a level of uncertainty with respect to the global economy. However, our portfolio of high quality businesses, our talented organization and our Danaher Business System give us confidence that we can outperform during these challenging times.”

Danaher will discuss its results during its investor conference call today starting at 8:00 a.m. EST. The call and an accompanying slide presentation will be webcast on the “Investors” section of Danaher’s website at http://www.danaher.com. A replay of the webcast can be accessed on the “Investors” section of Danaher’s website (under the subheading “Web Events”) shortly after the conclusion of the presentation, and the webcast will remain available until the next quarterly earnings call. The conference call can be accessed by dialing 877-723-9511 or 719-325-4843 a few minutes before the 8:00 a.m. EDT start and telling the operator that you are dialing in for Danaher’s investor conference call, access code 2942717. A replay of the conference call will be available shortly after the conclusion of the call until October 22, 2008 and you can access the replay by dialing 888-203-1112 or 719-457-0820, access code 2942719. In addition, related presentation materials have been posted to the “Investors” section of Danaher’s website under the subheading “Earnings”.

Danaher Corporation is a leading manufacturer of Professional Instrumentation, Medical Technologies, Industrial Technologies, and Tools and Components (www.danaher.com)

Statements in this release that are not strictly historical, including the statements regarding expectations for the balance of 2008 and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These factors include, among other things, competition, our ability to develop and successfully market new products and technologies, our ability to expand our business in new markets, our ability to identify, consummate and integrate appropriate acquisitions, litigation and other contingent liabilities including intellectual property and environmental matters, our compliance with applicable laws and regulations and changes in applicable laws and regulations, tax audits and changes in our tax rate, currency exchange rates, commodity costs and surcharges, our relationships with and the performance of our channel partners, our ability to achieve projected efficiencies, cost reductions, sales growth and earnings, economic and other conditions in the end-markets we sell into, and general domestic and international economic conditions. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2007 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the third quarter of 2008. These forward-looking statements speak only as of the date of this release and the Company does not intend to update any forward-looking statement.

To download a copy of the full earnings report, please go to www.danaher.com.

Please contact:

Andy Wilson

Vice President, Investor Relations

Danaher Corporation

2099 Pennsylvania Avenue

Washington, D.C. 20006

Telephone:	(202) 828-0850
Fax:	(202) 828-0860

DANAHER CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

($ and shares in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 26, 2008	September 28, 2007	September 26, 2008	September 28, 2007
Sales	$3,208,181	$2,731,151	$9,520,950	$7,884,740

Operating costs and expenses:
Cost of sales	1,697,611	1,481,940	5,032,365	4,294,375
Selling, general and administrative expenses	806,424	655,116	2,484,783	1,943,919
Research and development expenses	182,006	131,161	557,976	384,842
Other (income) expense	—	—	—	(14,335)

Total operating expenses	2,686,041	2,268,217	8,075,124	6,608,801

Operating profit	522,140	462,934	1,445,826	1,275,939
Interest expense	(30,218)	(25,670)	(104,741)	(76,909)
Interest income	1,070	817	6,004	3,357

Earnings from continuing operations before income taxes	492,992	438,081	1,347,089	1,202,387
Income taxes	(121,000)	(103,580)	(335,144)	(308,614)

Earnings from continuing operations	371,992	334,501	1,011,945	893,773
Earnings from discontinued operations, net of income taxes	—	149,220	—	155,906

Net earnings	$371,992	$483,721	$1,011,945	$1,049,679

Earnings per share from continuing operations:
Basic	$1.16	$1.08	$3.17	$2.88

Diluted	$1.11	$1.03	$3.03	$2.75

Earnings per share from discontinued operations:
Basic	—	$0.48	—	$0.50

Diluted	—	$0.45	—	$0.47

Net earnings per share:
Basic	$1.16	$1.56	$3.17	$3.38

Diluted	$1.11	$1.48	$3.03	$3.22

Average common stock and common equivalent shares outstanding:
Basic	319,887	310,324	319,307	309,821
Diluted	337,334	328,136	336,619	327,941

See the accompanying Notes to Consolidated Condensed Financial Statements.

A complete copy of Danaher’s Form 10-Q financial statements is available on the company’s website (www.danaher.com)

Danaher Corporation

Supplemental Reconciliation of Net Earnings from Continuing Operations and Diluted Net Earnings Per Share from Continuing Operations (GAAP) to Adjusted Net Earnings from Continuing Operations and Adjusted Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP)

Three Months and Nine Months Ended September 26, 2008 and September 28, 2007

($ in 000's except per share data)

	Three Months Ended			Nine Months Ended
	September 26, 2008	September 28, 2007	% Change	September 26, 2008	September 28, 2007	% Change
Net Earnings from Continuing Operations per GAAP	$371,992	$334,501	11.2%	$1,011,945	$893,773	13.2%

After-tax charges for fair value adjustments to recorded inventory and deferred revenue balances related to the acquisition of Tektronix ($13.0 million & $52.7 million pre-tax for the three and nine months ended September 26, 2008, respectively)	9,727	—		39,315	—
Gains from net reduction in income tax reserves and discrete tax benefits	(149)	(6,413)		(8,364)	(6,413)
After-tax gain on indemnity proceeds related to litigation matter ($12.5 million pre-tax)	—	—		—	(8,110)

Adjusted Net Earnings from Continuing Operations (Non-GAAP)	$381,570	$328,088	16.3%	$1,042,896	$879,250	18.6%

Diluted Net Earnings Per Share from Continuing Operations per GAAP	$1.11	$1.03	7.8%	$3.03	$2.75	10.2%

After-tax charges for fair value adjustments to recorded inventory and deferred revenue balances related to the acquisition of Tektronix ($13.0 million & $52.7 million pre-tax for the three and nine months ended September 26, 2008, respectively)	0.03	—		0.12	—
Gains from net reduction in income tax reserves and discrete tax benefits	—	(0.02)		(0.03)	(0.02)
After-tax gain on indemnity proceeds related to litigation matter ($12.5 million pre-tax)	—			—	(0.02)

Adjusted Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP)	$1.14	$1.01	12.9%	$3.12	$2.71	15.1%

Danaher Corporation

Supplemental Reconciliation of Revenue Growth (GAAP) to Revenue Growth from Existing Businesses (Non-GAAP)

Three Months Ended September 26, 2008

Components of Sales Growth	Three Months Ended September 26, 2008 vs. Comparable 2007 Period
Existing Businesses	4.0%
Acquisitions	11.0%
Impact of currency translation	2.5%

Total	17.5%

Danaher Corporation

Supplemental Reconciliation of Operating Cash Flows from Continuing Operations (GAAP) to Free Cash Flow (Non-GAAP)

Three Months Ended September 26, 2008

Free Cash Flows ($ in 000's):

Three Months Ended September 26, 2008
Operating Cash Flows from Continuing Operations	$434,743
Payments for Property, Plant & Equipment (Capital Expenditures)	$(34,313)

Free Cash Flow	$400,430

Notes to Non-GAAP Reconciliation Schedule

General

In addition to the results provided in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided the following non-GAAP measures:

(1) Adjusted net earnings from continuing operations for the three months and nine months ended September 26, 2008 and September 28, 2007 and adjusted net earnings from continuing operations per diluted share for the three months and nine months ended September 26, 2008 and September 28, 2007. These measures are calculated on a basis which:

•

in the 2008 period, exclude (a) certain non-cash charges related to the acquisition of Tektronix, Inc. for fair value adjustments to recorded inventory and deferred revenue balances, and (b) gains related to a reduction of income tax reserves and discrete tax benefits; and

•	in the 2007 period, exclude (a) gains related to a reduction of income tax reserves and discrete tax benefits, and (b) the gain on indemnity proceeds received in connection with a litigation matter.

The Company also discloses the year-over-year percentage change in these non-GAAP measures. Collectively, these non-GAAP measures are referred to as the “non-GAAP earnings measures”.

(2) Revenue growth from existing businesses (presented on a stand-alone basis), which is defined as revenue growth from businesses that have been owned for one year or more, excluding the effects of foreign currency fluctuations.

(3) Free cash flow, which is defined as operating cash flow from continuing operations less purchases of property, plant and equipment related to continuing operations.

The non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures. Danaher’s non-GAAP measures may be defined differently than similar non-GAAP measures that are used by other companies.

Non-GAAP earnings measures and revenue growth from existing businesses

Danaher’s management believes that the non-GAAP earnings measures and revenue growth from existing businesses reflect additional ways of viewing aspects of Danaher’s operations that, when viewed with and reconciled to the corresponding GAAP measures, provide a more complete understanding of Danaher’s results of operations and help identify underlying trends in Danaher’s business. The items that have been excluded from the non-GAAP earnings measures have been excluded because items of this nature and size occur with inconsistent frequency and for reasons that may be unrelated to Danaher’s commercial performance during the period, and we believe are not indicative of Danaher’s ongoing operating costs or gains in a given period. Similarly, revenue growth from existing businesses excludes items that are not completely under management’s control, such as the impact of changes in foreign currency exchange rates, and items that do not reflect the underlying growth of the company, such as acquisition and divestiture activity.

Danaher’s management uses these non-GAAP measures in assessing current performance against prior period performance and against forecasted performance, in forecasting financial results for future periods, and in making decisions about internal budgets, resource allocation and financial goals for its business units. Danaher’s management believes that these non-GAAP measures help investors and others, if they so choose, in understanding and evaluating Danaher’s current operating performance and future prospects in the same manner as management does. In addition, Danaher believes that analysts and others in the investment community use these non-GAAP measures to assess Danaher’s performance against prior period performance and against forecasted performance, compare Danaher’s performance to the performance of our peer companies, identify trends in Danaher’s performance and provide estimates of future performance.

A general limitation of these non-GAAP measures is that use of these measures (as compared to the related GAAP measures of net earnings from continuing operations, revenue and revenue growth) may reduce comparability with other companies who may calculate similar non-GAAP measures differently. A particular limitation of the non-GAAP earnings measures is that they exclude charges that can significantly affect Danaher’s results of operations and that may recur in the course of Danaher’s business (though at times and in amounts that may be difficult to predict). Similarly, a particular limitation of revenue growth from existing businesses is that it excludes items that can significantly impact our revenues. Danaher management compensates, and believes that investors should compensate, for these and other limitations of these non-GAAP measures by also considering Danaher’s financial results as determined in accordance with GAAP, including the GAAP measures described above in this paragraph.

Free Cash Flow

Danaher’s management believes that free cash flow reflects an additional way of viewing aspects of Danaher’s operations that, when viewed with and reconciled to operating cash flow from continuing operations, provides useful information to investors regarding Danaher’s ability to generate cash without external financings. Danaher’s management uses free cash flow to help gauge the resources available for strategic opportunities such as making acquisitions, investing in the business and strengthening the balance sheet, and uses this measure in making operating decisions, allocating financial resources and for budget planning purposes. Danaher’s management believes that the free cash flow measure helps investors and others, if they so choose, in understanding and evaluating Danaher’s ability to generate cash without external financings in the same manner as management does. In addition, Danaher believes that analysts and others in the investment community use free cash flow to assess the strength of Danaher’s earnings performance and gauge Danaher’s ability to strengthen its balance sheet, invest in the business and grow the business through acquisitions and other strategic opportunities.

A general limitation of Danaher’s free cash flow measure is that use of this measure (as compared to operating cash flow from continuing operations) may reduce comparability with others companies who may calculate free cash flow differently. Another limitation of Danaher’s free cash flow measure is that it does not take into account the Company’s debt service requirements and other non-discretionary expenditures and therefore is not necessarily indicative of amounts of cash that may be available for discretionary uses. Danaher’s management compensates, and believes that investors should compensate, for these and other limitations of Danaher’s free cash flow measure by also considering Danaher’s operating cash flow from continuing operations.